AMENDMENT TO THE AMENDED AND RESTATED

EXPENSE LIMITATION AGREEMENT

This Amendment to the Amended and Restated Expense Limitation Agreement is hereby made as of the 21st day of October, 2013, between The MainStay Funds and MainStay Funds Trust (each a “Company” and collectively, the “Companies”), on behalf of each series of the Companies, and New York Life Investment Management LLC (the “Adviser”) (“Agreement”).

WHEREAS, each Company and the Adviser are parties to an Amended and Restated Expense Limitation Agreement, dated February 28, 2013 (the “Agreement”); and

WHEREAS, each Company and the Adviser hereby wish to amend Schedule A of the Agreement to reflect the addition of MainStay Emerging Markets Opportunities Fund.

NOW, THEREFORE, the parties agree as follows:

(i)	Schedule A is hereby amended by deleting it in its entirety and replacing it with the Schedule attached hereto.

[The Remainder Of This Page Has Been Left Blank Intentionally.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE MAINSTAY FUNDS

By:	/s/ Stephen P. Fisher
Name:	Stephen P. Fisher
Title:	President

MAINSTAY FUNDS TRUST

By:	/s/ Stephen P. Fisher
Name:	Stephen P. Fisher
Title:	President

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

By:	/s/ Stephen P. Fisher
Name:	Stephen P. Fisher
Title:	President

Schedule A

FUND	Total Annual Operating Expense Limit (as a percent of average daily net asset)
MainStay Tax Free Bond Fund

Class A: 0.82%

Class B: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class C: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Investor Class: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

MainStay Epoch International Small Cap Fund	Class A: 1.65%
Class C: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Investor Class: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
MainStay Large Cap Growth Fund	Class I: 0.88%
MainStay U.S. Equity Opportunities Fund (Formerly MainStay 130/30 Core Fund)

Class A: 1.50%
Class C: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Investor Class: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

MainStay International Opportunities Fund(Formerly MainStay 130/30 International Fund)	Class A: 1.60%
Class C: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Investor Class: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
MainStay Conservative Allocation Fund	Class A: 0.50% Class B: 1.30% Class C: 1.30% Class I: 0.25% Investor Class: 0.55%

FUND	Total Annual Operating Expense Limit (as a percent of average daily net asset)
MainStay Epoch Global Choice Fund	Class A: 1.54%
Class C: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Investor Class: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
MainStay Epoch U.S. Equity Yield Fund

Class A: 1.32%

Class C: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Investor Class: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

MainStay Government Fund	Class A: 1.03%
Class B: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class C: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Investor Class: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
MainStay Growth Allocation Fund	Class A: 0.50% Class B: 1.30% Class C: 1.30% Class I: 0.25% Investor Class: 0.55%
MainStay High Yield Municipal Bond Fund

Class A: 0.875%

Class C: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Investor Class: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

MainStay High Yield Opportunities Fund

Class A: 1.30%
Class C: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Investor Class: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

MainStay ICAP Equity Fund	Class I: 0.90%

FUND	Total Annual Operating Expense Limit (as a percent of average daily net asset)
MainStay ICAP Global Fund	Class A: 1.15% Class C: 1.95% Class I: 0.90% Investor Class: 1.20%
MainStay ICAP International Fund	Class I: 0.95%
MainStay ICAP Select Equity Fund	Class A: 1.18% Class I: 0.90%
MainStay Indexed Bond Fund	Class A: 0.82% Class I: 0.43% Investor Class: 0.92%
MainStay Intermediate Term Bond Fund	Class I: 0.60%
MainStay International Equity Fund	Class B: 2.60% Class C: 2.60% Investor Class: 1.85%
MainStay Moderate Allocation Fund	Class A: 0.50% Class B: 1.30% Class C: 1.30% Class I: 0.25% Investor Class: 0.55%
MainStay Moderate Growth Allocation Fund	Class A: 0.50% Class B: 1.30% Class C: 1.30% Class I: 0.25% Investor Class: 0.55%
MainStay Money Market Fund	Class A: 0.70% Class B: 0.80% Class C: 0.80% Investor Class: 0.80%
MainStay Retirement 2010 Fund	Class A: 0.375% Class I: 0.125% Investor Class: 0.475% Class R1: 0.225% Class R2: 0.475% Class R3: 0.725%

FUND	Total Annual Operating Expense Limit (as a percent of average daily net asset)
MainStay Retirement 2020 Fund	Class A: 0.375% Class I: 0.125% Investor Class: 0.475% Class R1: 0.225% Class R2: 0.475% Class R3: 0.725%
MainStay Retirement 2030 Fund	Class A: 0.375% Class I: 0.125% Investor Class: 0.475% Class R1: 0.225% Class R2: 0.475% Class R3: 0.725%
MainStay Retirement 2040 Fund	Class A: 0.375% Class I: 0.125% Investor Class: 0.475% Class R1: 0.225% Class R2: 0.475% Class R3: 0.725%
MainStay Retirement 2050 Fund	Class A: 0.375% Class I: 0.125% Investor Class: 0.475% Class R1: 0.225% Class R2: 0.475% Class R3: 0.725%.
MainStay S&P 500 Index Fund	Class A: 0.60%
Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Investor Class: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
MainStay Short Term Bond Fund	Class A: 0.86%
Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Investor Class: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
MainStay New York Tax Free Opportunities Fund

Class A: 0.75%

Class C: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Investor Class: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

MainStay Cornerstone Growth Fund	Class A: 1.34% Class I: 1.09% *Terminates January 11, 2015

FUND	Total Annual Operating Expense Limit (as a percent of average daily net asset)
MainStay Emerging Markets Opportunities Fund

Class A: 1.60%

Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class C: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Investor Class: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

*Terminates February 28, 2015

MainStay Marketfield Fund	Class I: 1.56% *Terminates October 5, 2014
MainStay Short Duration High Yield Fund

Class A: 1.05%

Class C: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Investor Class: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class R2: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

MainStay California Tax Free Bond Fund

Class A: 0.75%

Class B: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class C: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Investor Class: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.